                                                    Filed Pursuant to Rule 424B5
                                            Registration File No.: 333-125902-37

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED NOVEMBER 23, 2005
(TO PROSPECTUS DATED OCTOBER 25, 2005)

                                  $209,232,483
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    DEPOSITOR

                      [COUNTRYWIDE HOME LOANS LOGO OMITTED]
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2005-67CB
                                     ISSUER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-67CB

                               ----------------

This Supplement revises the Prospectus Supplement dated November 23, 2005 to the Prospectus dated October 25, 2005 with respect to the above captioned series of certificates as follows:

The rating by Moody's Investors Service, Inc. of the Class M Certificates set
forth in the table on page S-3 and in the second sentence of the first paragraph under the section entitled "Ratings" on page S-57 of the Prospectus
Supplement is hereby replaced with "Aa2".

COUNTRYWIDE SECURITIES CORPORATION                               LEHMAN BROTHERS

               The date of this Supplement is December 19, 2005